EIGHTH AMENDMENT TO THE FEDERAL SIGNAL CORPORATION SAVINGS RESTORATION PLAN (As Amended and Restated Effective as of January 1, 2007) WHEREAS, Federal Signal Corporation (the “Company”) maintains the Federal Signal Corporation Savings Restoration Plan (the “Plan”); and WHEREAS, the Plan has been amended, and further amendment of the Plan is now considered desirable; NOW, THEREFORE, IT IS RESOLVED that, pursuant to the power reserved to the Benefits Planning Committee under Section 12 of the Plan, the Plan is hereby amended, effective as of January 1, 2021, by substituting the following for subsection 9.1(c) of the Plan: (c) Subsequent Elections to Change Form of Payment. A Participant may, to the extent permitted by the Committee in its sole discretion consistent with Code Section 409A and any regulations thereunder, elect to further defer the date when payment of any amount is to be made to a future date specified by the Participant, provided that -- (i) the election is made more than 1 year prior to the date payment of such amount is otherwise scheduled to begin; (ii) the election does not become effective until at least 12 months after the election is made; (iii) the date on which payment is to begin is delayed for at least 5 years from the date the payment would otherwise have been made; and (iv) the election meets such other requirements as may be determined by the Committee to be necessary to comply with Code Section 409A. In the event payment has been elected by the Participant in the form of installments, each installment payment shall be considered a separately identifiable payment. In the event payment has been elected by the Participant in the form of a lump sum (or in the event payment shall be made to the Participant in the form of a lump sum under the terms of the Plan in the absence of or in lieu of the Participant’s election), then the

-2- lump sum form shall be deemed to be a separately identifiable form of payment. Participants will be permitted to make such a change only once with respect to any year’s Compensation Deferrals. Explanation: This amendment re-words subsection 9.1(c) of the Plan to clarify the meaning of that subsection. Subsection 9.1(c) permits participants to make a re-deferral election to defer payment of some or a portion of their Plan accounts and choose to have that payment made to them at a future date. This amendment provides that a Participant may elect to have payments made in a lump sum at a future date, in addition to the plan’s current practice of allowing re- deferral of payments to be made in installments to commence at a future date. * * * IN WITNESS WHEREOF, this Amendment has been executed by the Benefits Planning Committee on behalf of the Company, this 4 day of October , 2021. FEDERAL SIGNAL CORPORATION BENEFITS PLANNING COMMITTEE /s/ Shirley S. Paulson . For the Benefits Planning Committee